UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 23, 2005 (June 20, 2005)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective June 20, 2005, Chesapeake Energy Corporation executed an Indenture for $600 million of 6.25% Senior Notes due 2018. Interest on the notes will be payable semi-annually on January 15 and July 15 of each year, commencing January 15, 2006. The notes will mature on January 15, 2018.

We may redeem some or all of the notes at any time after July 15, 2010, at the redemption prices described in the indenture, and prior to such date pursuant to certain make-whole provisions. If we complete certain equity offerings on or prior to July 15, 2008, we may redeem up to 35% of the notes with the net cash proceeds of certain equity offerings. If we sell certain assets and do not reinvest the proceeds or repay certain senior debt, or if we experience specific kinds of changes in control, we must offer to repurchase the notes.

The notes will be our senior unsecured obligations and rank equally in right of payment with all of our existing and future unsecured senior debt and senior to any subordinated unsecured debt that we may incur. The notes will be guaranteed by our existing and future restricted subsidiaries on a senior unsecured basis. The notes will be effectively subordinated to our and our guarantor subsidiaries’ existing and future secured debt, including debt under our revolving bank credit facility, to the extent of the value of the assets securing such debt. The notes will also be effectively subordinated to the debt of any non-guarantor subsidiaries.

The following are events of default with respect to the notes:

(1) default by the Company or any subsidiary guarantor in the payment of principal of or premium, if any, on the notes when due and payable at maturity, upon repurchase pursuant to the covenants regarding sales of assets or a change of control, upon acceleration or otherwise;

(2) default by the Company or any subsidiary guarantor for 30 days in payment of any interest on the notes;

(3) default by the Company or any subsidiary guarantor in the deposit of any optional redemption payment;

(4) default on any other indebtedness (other than non-recourse indebtedness and unrestricted subsidiary indebtedness) of the Company, any subsidiary guarantor or any other subsidiary (other than a non-recourse subsidiary or an unrestricted subsidiary) if either:

(A) such default results in the acceleration of the maturity of any such indebtedness having a principal amount of $50.0 million or more individually or, taken together with the principal amount of any other such indebtedness the maturity of which has been so accelerated, in the aggregate, or

(B) such default results from the failure to pay when due principal of, premium, if any, or interest on, any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of $50.0 million or more individually or, taken together with the principal amount of any other indebtedness under which there has been a payment default, in the aggregate;

provided that if any such default is cured or waived or any such acceleration is rescinded, or such indebtedness is repaid, within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such event of default and any consequent acceleration of the notes shall be rescinded, so long as any such rescission does not conflict with any judgment or decree or applicable provision of law;

(5) default in the performance, or breach of, the “Limitation on Restricted Payments” and “Limitations on Mergers and Consolidations” covenants, or in the performance, or breach of, any other covenant or agreement of the Company or any subsidiary guarantor in the indenture and failure to remedy such default within a period of 45 days after written notice thereof from the trustee or holders of 25% of the principal amount of the outstanding notes;

(6) the entry by a court of one or more judgments or orders for the payment of money against the Company, any subsidiary guarantor or any other subsidiary (other than a non-recourse subsidiary or an unrestricted subsidiary, provided that neither the Company nor any restricted subsidiary is liable, directly or indirectly, for such judgment or order) in an aggregate amount in excess of $50.0 million (net of applicable insurance coverage by a third party insurer which is acknowledged in writing by such insurer) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

(7) the failure of a guarantee by a subsidiary guarantor to be in full force and effect, or the denial or disaffirmance by such entity thereof; or

(8) certain events involving bankruptcy, insolvency or reorganization of the Company or any subsidiary of the Company (other than a non-recourse subsidiary or an unrestricted subsidiary).

If an Event of Default occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the notes outstanding may declare the principal of and premium, if any, and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any subsidiary of the Company (other than a non-recourse subsidiary or an unrestricted subsidiary) occurs and is continuing, the principal of, and premium, if any, and interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the notes. The amount due and payable on the acceleration of any note will be equal to 100% of the principal amount of the note, plus accrued and unpaid interest to the date of payment. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the notes and its consequences.

Section 3 – Securities and Trading Markets

Item 3.03 – Material Modification to Rights of Security Holders.

On June 21, 2005, Chesapeake Energy Corporation executed and delivered supplemental indentures to The Bank of New York as trustee which removes certain covenants and events of default under the Indenture dated as of April 6, 2001 with respect to 8.125% senior notes due 2011 and the Indenture dated as of August 12, 2002 with respect to 9.00% senior notes due 2012 (each an “Indenture” and together the “Indentures”). The following sections of the Indentures, and all references thereto, were deleted in their entirety: Section 4.02 (SEC Reports); Section 4.03 (Compliance Certificates); Section 4.04 (Maintenance of an Office or Agency); Section 4.05 (Corporate Existence) Section 4.06 (Waiver of Stay, Extension or Usury Laws); Section 4.07 (Payment of Taxes and Other Claims); Section 4.08 (Maintenance of Properties and Insurance); Section 4.09 (Limitation on Incurrence of Additional Indebtedness); Section 4.10 (Limitation on Restricted Payments); Section 4.11 (Limitation on Sale of Assets); Section 4.12 (Limitation on Liens Securing Indebtedness); Section 4.13 (Limitation on Sale/Leaseback Transactions); Section 4.14 (Limitation on Payment Restrictions Affecting Subsidiaries); Section 4.15 (Limitation on Transactions with Affiliates); Section 4.16 (Change of Control); Section 5.1 (When Company May Merge, etc.) and each of subsections (4), (5), (6), (8) and (9) of Section 6.1 (Events of Default). Copies of the supplemental indentures are attached as exhibits 4.2 and 4.3 to this Current Report.

Section 9 – Financial Statements and Exhibits
Item 9.01 Final Statements and Exhibits

(c)	Exhibits

Exhibit No.	Document Description

4.1

Indenture dated as of June 20, 2005 among Chesapeake, as issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee, with respect to 6.25% Senior Notes due 2018.

4.2

Fourteenth Supplemental Indenture dated June 21, 2005 to Indenture dated as of April 6, 2001 among Chesapeake Energy Corporation, as issuer, its subsidiaries signatory thereto as Subsidiary Guarantors and The Bank of New York, as Trustee, with respect to 8.125% Senior Notes due 2011.

4.3

Eighth Supplemental Indenture dated June 21, 2005 to Indenture dated as of August 12, 2002 among Chesapeake Energy Corporation, as issuer, its subsidiaries signatory thereto as Subsidiary Guarantors and The Bank of New York, as Trustee, with respect to 9.00% Senior Notes due 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	June 23, 2005

EXHIBIT INDEX
Exhibit No.	Document Description
4.1

Indenture dated as of June 20, 2005 among Chesapeake, as issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee, with respect to 6.25% Senior Notes due 2018.

4.2

Fourteenth Supplemental Indenture dated June 21, 2005 to Indenture dated as of April 6, 2001 among Chesapeake Energy Corporation, as issuer, its subsidiaries signatory thereto as Subsidiary Guarantors and The Bank of New York, as Trustee, with respect to 8.125% Senior Notes due 2011.

4.3

Eighth Supplemental Indenture dated June 21, 2005 to Indenture dated as of August 12, 2002 among Chesapeake Energy Corporation, as issuer, its subsidiaries signatory thereto as Subsidiary Guarantors and The Bank of New York, as Trustee, with respect to 9.00% Senior Notes due 2012.